Exhibit 99.1

XPO Logistics to Acquire New Breed Logistics and Completes

Acquisition of Atlantic Central Logistics

New Breed is the leading U.S. provider of complex, technology-enabled contract logistics for blue chip companies in high-growth sectors

ACL expands XPO’s last mile services in e-commerce logistics

Combined transaction value of approximately $652 million is expected to add more than $660 million of revenue and $83 million of EBITDA annually

GREENWICH, Conn. – July 29, 2014 – XPO Logistics, Inc. (“XPO Logistics” or “XPO” or the “Company”) (NYSE: XPO) today announced that it has entered into a definitive agreement to acquire New Breed Holding Company (“New Breed”), the preeminent U.S. provider of non-asset based, complex, technology-enabled contract logistics for blue chip customers. The company further announced that it has completed the acquisition of Atlantic Central Logistics (“ACL”), a non-asset based provider of last mile logistics with 14 East Coast locations.

New Breed Acquisition

On July 29, 2014, the company agreed to acquire New Breed for a purchase price of $615 million on a cash-free, debt-free basis, and assuming a normalized level of working capital. At the closing, New Breed’s chief executive officer, Louis DeJoy, will use $30 million of proceeds from the transaction to purchase restricted stock from the company. New Breed had revenue of approximately $597 million and adjusted EBITDA of approximately $77 million for the trailing 12 months ended June 30, 2014. The value of the transaction represents a consideration of approximately 8.0 times trailing 12 months adjusted EBITDA. The transaction is expected to close in the third quarter of 2014, subject to Hart-Scott-Rodino clearance and other customary conditions.

Founded in 1968, New Breed became focused on technology-oriented supply chain innovations under the leadership of Mr. DeJoy, who became chairman and chief executive officer in 1983. Mr. DeJoy transformed New Breed from a regional business with 10 employees into the preeminent U.S. provider of complex, industry-defining contract logistics services. Once the transaction is complete, Mr. DeJoy will lead XPO’s contract logistics business as its chief executive from the current operations center in High Point, N.C.

New Breed specializes in services for omni-channel distribution, reverse logistics, transportation management, freight bill audit and payment, lean manufacturing support, aftermarket support and supply chain optimization. It handpicks its customers in industries with high-growth outsourcing opportunities for complex supply chain requirements. New Breed processes over 275,000 orders per day – typically premium, high-value products – through 71 facilities, and employs approximately 6,800 people. After closing, XPO expects to have approximately 10,000 employees and more than 200 locations.

Compelling Strategic Rationale for New Breed Acquisition

•	XPO will gain entry into the most desirable sector of contract logistics: customized services with solid margins, high contractual revenue renewal rates and low cyclicality. New Breed’s revenue renewal rate for the past three years has been approximately 99%.

•	New Breed’s non-asset based business model generates a high return on capital and strong free cash flow conversion. Capital expenditures for 2013 were 4.2% of revenue and largely devoted to developing proprietary information technology. For the full year 2013, New Breed’s return on invested capital was approximately 38% and free cash flow conversion was approximately 71%.[1]

•	The acquisition is consistent with XPO’s strategy of building a broad and integrated logistics offering by acquiring leading positions in sectors where it expects sustained demand for its services. For the past 10 years, New Breed has increased revenue at a compound annual growth rate of 16%, and realized a compound annual growth rate of 19% on adjusted EBITDA. New Breed’s growth is being driven by its focus on attractive customer verticals, namely technology, e-commerce, aerospace and defense, medical equipment and manufacturing.

•	The capabilities of both companies are complementary, and the combination is expected to create significant cross-selling opportunities. New Breed’s customers are candidates for the truck brokerage, intermodal, expedite, last mile and freight forwarding services XPO offers, as are the tens of thousands of vendors that move freight in and out of New Breed facilities. In addition, many of XPO’s strategic accounts utilize the kind of high-quality, customized solutions New Breed offers.

•	Both XPO and New Breed have an intense commitment to cutting edge technology. The combination will double XPO’s IT workforce to approximately 600 talented, forward-thinking IT professionals innovating new ways to serve customers.

•	XPO expects to integrate its XPO NLM expedited freight management platform with New Breed’s transportation management system to offer customers highly engineered managed transportation solutions. New Breed’s applications use complex modeling tools to deliver dynamic freight optimization, routing guide management, and carrier selection based on cost, service requirements, performance metrics and transit times.

[1]	Free cash flow conversion equals EBITDA minus capex, divided by EBITDA. Return on invested capital equals ongoing operations EBIT divided by the sum of net working capital and net PP&E.

Bradley Jacobs, chairman and chief executive officer of XPO Logistics, said, “We’re making a transformational move in acquiring New Breed – one that gives us critical mass and elevates our service offering. We’ll be able to deliver integrated, end-to-end logistics solutions for any company, of any size, with any combination of transportation needs. New Breed is a jewel in the crown of contract logistics: a world-class provider entrusted with critical services by some of the most prestigious corporate names in America. We’ll gain leadership in one of the most financially attractive sectors of contract logistics, and we’ll use our new platform to engage customers in our broader offering, just as we’ve done over the past 12 months with our acquisitions of 3PD, NLM and Pacer. When the transaction is complete, we’ll have an IT workforce of more than twice its current size, and about 10,000 employees at over 200 locations.”

The company has obtained commitments from Credit Suisse AG, Morgan Stanley Senior Funding, Inc., Citigroup Inc. and Deutsche Bank AG for a total of up to $645 million in senior secured term loan facilities to fund the New Breed transaction and general corporate purposes, including potential future acquisitions. The transaction is not conditioned on financing.

Credit Suisse Securities (USA) LLC is serving as financial advisor to XPO Logistics, and Wachtell, Lipton, Rosen & Katz is acting as legal advisor. Morgan Stanley & Co. LLC is serving as financial advisor to New Breed, and Willkie Farr & Gallagher LLP is acting as legal advisor.

ACL Acquisition

On July 28, 2014, the company completed its acquisition of Atlantic Central Logistics for a cash purchase price of $36.5 million on a cash-free, debt-free basis, and excluding any working capital adjustments. ACL had revenue of $63 million and adjusted EBITDA of $6.2 million for the trailing 12 months ended June 30, 2014. The value of the transaction represents a consideration of approximately 5.9 times trailing 12 months adjusted EBITDA.

Founded in 1980, ACL provides last mile logistics through approximately 200 contracted carriers and 160 employees at 14 East Coast locations. ACL focuses on serving the burgeoning demand for e-commerce fulfillment by facilitating the time-sensitive, local movement of goods between distribution centers and the end-consumer.

Karl Meyer, chief executive officer of XPO Last Mile, said, “The acquisition of ACL expands our presence in the high-growth e-commerce sector, where we manage more last-mile deliveries of heavy goods than any other logistics provider. ACL’s delivery patterns complement those of XPO Last Mile, allowing us to leverage capacity as we increase our volume. We welcome the ACL team to XPO Last Mile, where our combined expertise will be a compelling value to retailers and their channel partners.”

About XPO Logistics, Inc.

XPO Logistics, Inc. (NYSE: XPO) is one of the fastest growing providers of transportation logistics services in North America: the fourth largest freight brokerage firm, the third largest provider of intermodal services, the largest provider of last-mile logistics for heavy goods, and the largest manager of expedited shipments, with growing positions in managed transportation, global freight forwarding and less-than-truckload brokerage. The company facilitates more than 31,000 deliveries a day throughout the U.S., Mexico and Canada.

XPO Logistics has 148 locations and approximately 3,100 employees. Its three business segments – freight brokerage, expedited transportation and freight forwarding – utilize relationships with ground, rail, sea and air carriers to serve over 14,000 customers in the manufacturing, industrial, retail, commercial, life sciences and government sectors. The company has more than 3,600 trucks under contract to its drayage, expedited and last-mile subsidiaries, and has access to additional capacity through its relationships with over 27,000 other carriers. For more information: www.xpologistics.com

About New Breed

New Breed is the preeminent U.S. provider of non-asset based, highly engineered contract logistics solutions for blue chip customers. New Breed’s service offering includes omni-channel distribution, reverse logistics, transportation management, freight bill audit and payment, lean manufacturing support, aftermarket support and supply chain optimization for customers in technology, telecom, e-commerce, aerospace and defense, medical equipment and manufacturing.

Headquartered in High Point, N.C., New Breed’s national footprint focuses on key logistics hubs such as Memphis, Chicago, Dallas-Fort Worth, Atlanta, Seattle and southern California. In total, New Breed operates 71 facilities and employs approximately 6,800 people. For more information: www.newbreed.com.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of the acquisitions of New Breed and ACL, including the expected impact on XPO’s results of operations; the ability to obtain the requisite regulatory approvals and the satisfaction of other conditions to consummation of the New Breed transaction; the ability to realize anticipated synergies and cost savings with respect to acquired companies; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy, including New Breed’s and ACL’s management teams; litigation, including litigation related to alleged misclassification of independent contractors; the ability to develop and implement a suitable information technology system; the ability to maintain positive relationships with XPO’s networks of third-party transportation providers; the ability to retain XPO’s and acquired companies’ largest customers; XPO’s ability to successfully integrate New Breed, ACL and other acquired businesses; rail and other network changes; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Investor Contact:

XPO Logistics, Inc.

Tavio Headley, +1-203-930-1602

tavio.headley@xpologistics.com

Media Contacts:

Brunswick Group

Gemma Hart, Darren McDermott, +1-212-333-3810